PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
www.pwc.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
March 20, 2009